As filed with the Securities and Exchange Commission on May 24, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GALENA BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-8099512
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

310 N. State Street, Suite 208

Lake Oswego, Oregon 97034

(855) 855-4253

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark J. Ahn, Ph.D.

President and Chief Executive Officer

Galena Biopharma, Inc.

310 N. State Street, Suite 208

Lake Oswego, Oregon 97034

(855) 855-4253

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Dale E. Short

Darren T. Freedman

TroyGould PC

1801 Century Park East, 16th Floor

Los Angeles, California 90067

(310) 553-4441

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(1)(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $.0001 per share (3)				—
Preferred Stock, par value $.0001 per share (3)				—
Debt Securities (3)				—
Warrants				—
Rights				—
Total			$150,000,000	$20,460(2)

(1)	Such indeterminate number of each identified class of securities as may from time to time be issued at indeterminate prices, with an aggregate offering price not to exceed $150,000,000. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.
(2)	Estimated solely for the purpose of calculating the registration fee for the primary offering pursuant to Rule 457(o) under the Securities Act of 1933. Pursuant to Rule 457(o) and General Instruction II.D of Form S-3, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed for the primary offering, the table does not specify by each class information as to the amount to be registered or proposed maximum offering price per unit.
(3)	Subject to footnote (1), there are also being registered hereunder an indeterminate principal amount or number of shares of common stock, preferred stock or debt securities that may be issued upon conversion of, or in exchange for, preferred stock or debt securities registered hereunder or upon exercise of warrants registered hereunder, as the case may be.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion, Dated May 24, 2013

PROSPECTUS

GALENA BIOPHARMA, INC.

$150,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

We may, from time to time, offer and sell shares of common stock, shares of preferred stock, debt securities, warrants or rights, either separately or in units, in one or more offerings. The debt securities, preferred stock and warrants may be convertible into or exercisable or exchangeable for common stock or preferred stock or debt securities. The rights may be exercisable for common stock or preferred stock. We will specify in the accompanying prospectus supplement more specific information about any such offering. The aggregate initial offering price of all securities sold under this prospectus will not exceed $150,000,000, including the U.S. dollar equivalent if the public offering of any such securities is denominated in one or more foreign currencies, foreign currency units or composite currencies.

We may offer these securities for sale directly to investors or through underwriters, dealers or agents. We will set forth the names of any underwriters, dealers or agents and their compensation in the accompanying prospectus supplement.

This prospectus may not be used to sell any of these securities unless accompanied by a prospectus supplement.

Our common stock is traded on The NASDAQ Capital Market under the symbol “GALE.” On May 22, 2013, the last reported sale price of our common stock on The NASDAQ Capital Market was $2.58 per share.

Investing in our securities involves risks. See the section entitled “Risk Factors” in the applicable prospectus supplement and in the documents we incorporate by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May     , 2013

You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement and the registration statement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any state where the offer or sale is not permitted. You should assume that the information in this prospectus and any prospectus supplement, or incorporated by reference, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or “SEC,” using a “shelf” registration, or continuous offering, process. Under this shelf registration process, we may, from time to time, offer and sell shares of common stock, shares of preferred stock, debt securities, warrants or rights, either separately or in units, in one or more offerings with a maximum aggregate offering price of $150,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the offered securities. Any prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” before making your investment decision.

Unless the context otherwise requires, references in this prospectus and the accompanying prospectus supplement to “the company,” “we,” “us” and “our” refer to Galena Biopharma, Inc. and its subsidiary.

RISK FACTORS

Investing in our securities involves risk. The prospectus supplement relating to a particular offering will contain a discussion of risks applicable to an investment in the securities offered. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus.

ABOUT GALENA

We are a biopharmaceutical company focused on developing innovative, targeted oncology treatments that address major unmet medical needs to advance cancer care. We also recently acquired rights in our first commercial product, Abstral® (fentanyl) sublingual tablets for sale and distribution in the U.S.

Developing Novel Immunotherapies to Prevent Cancer Recurrence

While improved diagnostics and targeted therapies have decreased breast cancer mortality in the United States, metastatic breast cancer remains incurable. Up to 25% of resectable node-positive breast cancer patients—despite having no radiographic evidence of disease following surgery and adjuvant chemo/radiation therapy—will still relapse within three years following diagnosis. These cancer patients presumably still had isolated, undetected tumor cells also known as circulating tumor cells (“CTCs”) which, over time, led to a recurrence of cancer, either in the breast area (local recurrence) or at a remote location (metastatic disease).

We are developing peptide vaccine (off-the-shelf) cancer immunotherapies, which address major patient populations of cancer survivors to prevent recurrence. These therapies work by harnessing the patient’s own immune system to seek out and attack any residual cancer cells. Using peptide immunogens has many clinical advantages, including an excellent safety profile, as these drugs lack the toxicities typical of most cancer therapies. They also feature long-lasting protection through immune system activation and convenient delivery.

More than 230,000 women in the United States are diagnosed with breast cancer every year. Approximately 75% of breast cancer patients have tissue test positive for some increased amount of HER2 (IHC 1+, 2+ or 3+). Only approximately 20% to 30% of all breast cancer patients—those with HER2 IHC 3+ disease—are eligible for treatment with trastuzumab (Herceptin®; Genentech/Roche). This leaves the majority of women ineligible for trastuzumab therapy and without an effective treatment option to prevent cancer recurrence.

Our lead product candidate, NeuVax™ (nelipepimut-S), was derived from the immunodominant extracellular region of the HER2 receptor, and is combined with the immune adjuvant granulocyte macrophage colony-stimulating factor (“GM-CSF”) to further bolster the immune response in breast cancer patients. Treatment with NeuVax and GM-CSF stimulates cytotoxic (“CD8+”) T cells in a highly specific manner to target and kill these undetected cancer cells expressing HER2 before they grow into metastatic tumors. NeuVax is given as an intradermal injection once a month for six months, followed by a booster injection once every six months. Importantly, NeuVax targets the 50% to 60% of patients with tumors that express HER2 in low-to-intermediate (IHC 1+ and 2+) amounts who achieve remission with current standard of care, but have no available HER2-targeted adjuvant treatment options to maintain their disease-free survival (“DFS”).

Multiple clinical trials have shown NeuVax to be safe and effective at stimulating CD8+ T cells in a highly specific manner to target HER2 expressing cells. After establishing statistical significance in the prevention of recurrence in 24- and 36-month analyses, the 60-month median follow-up from the Phase 1/2 trial demonstrated a 5.6% recurrence rate with NeuVax versus 25.9% recurrence rate in the control arm, a reduction of 78.4%. NeuVax is the first breast cancer vaccine in a Phase 3 clinical trial and represents a promising approach to deliver an off-the-shelf cancer immunotherapy treatment based on a well-characterized, tumor-associated antigen to prevent recurrence and maintain DFS.

Based on Phase 2 results, the U.S. Food and Drug Administration (“FDA”) granted NeuVax a Special Protocol Assessment, or “SPA,” for a Phase 3 study which began in 2012. The 700 patient trial, if positive, will lead the company to seek FDA commercial registration. The study has a primary endpoint of DFS at three years, the timeframe within which 10% to 25% of breast cancer patients typically relapse. The study will be significant if NeuVax treatment provides a 30% benefit in DFS versus control. An interim analysis will be performed after 70 events.

NeuVax has also demonstrated promising results in combination with trastuzumab in early-stage HER2 1+, 2+ patients. Preclinical studies suggested that trastuzumab can increase antigen presentation by tumor cells by promoting receptor internalization and subsequent proteosomal degradation of the HER2 protein, resulting in efficient recognition and lysing of HER2-expressing cells. A Phase 2a study showed improved efficacy of the combination therapy at 24 months, with no added cardiotoxicity. Based on the results of the study, in March 2013 we began a 300-patient Phase 2 study comparing NeuVax in combination with trastuzumab to trastuzumab, alone, in early-stage HER2 1+ and 2+ patients who have completed their adjuvant chemotherapy and radiation therapy.

Our second product candidate, Folate Binding Protein, or “FBP,” is a peptide that is over-expressed (20-80 fold) in more than 90% of ovarian and endometrial cancers. FBP is a highly immunogenic peptide that can stimulate cytotoxic T lymphocytes, or “CTLs,” to recognize and destroy preclinical FBP-expressing cancer cells. The FBP vaccine consists of the FBP peptide(s) combined with GM-CSF. Our FBP vaccine is currently in a Phase 1/2 trial in two gynecological cancers, ovarian and endometrial adenocarcinomas.

Building the Breadth, Depth and Pace of our Pipeline

On March 18, 2013, we acquired from Orexo AB, or “Orexo,” Abstral® (fentanyl) sublingual tablets for sale and distribution in the U.S. Abstral has been approved by the FDA and is sold as a transmucosal immediate-release fentanyl (“TIRF”) product in Europe by ProStraken/Kyowa Kirin.

Abstral is an important new treatment option for inadequately controlled breakthrough cancer pain (“BTcP”) in opioid-tolerant cancer patients. The innovative Abstral formulation delivers the analgesic power of fentanyl in a sublingual tablet, which dissolves within seconds. Abstral provides rapid relief of BTcP, predictable dosing, and is convenient and easy to use. We intend to launch our commercial sale and distribution of Abstral in 2013.

In exchange for the U.S. rights to Abstral, (1) we have paid Orexo $10 million from our cash on hand, and (2) have agreed to pay to Orexo: (a) $5 million in cash upon the earlier of the approval by the FDA of a specified U.S. manufacturer of Abstral and the first anniversary of the closing; (b) three one-time future cash milestone payments based on our net sales of Abstral; and (c) a low double-digit royalty on future net sales. No further milestone or royalty payments will be due after the date on which all claims of the last remaining licensed patents expire (currently 2019) or become invalidated by a governmental agency.

Under our agreement with Orexo, we assumed responsibility for the U.S. commercialization of Abstral and for all regulatory and reporting matters in the U.S. We also agreed to establish and maintain from January 1, 2014 through December 31, 2015, which we refer to as the “marketing period,” a specified minimum field sales force to market, sell and distribute Abstral and to use commercially reasonable efforts to reach the specified future net sales milestones. Orexo is entitled to reacquire the U.S. rights to Abstral no consideration to us if we breach our obligations to establish and maintain the requisite sales force throughout the marketing period.

In the future, we may pursue selective acquisitions of other cancer treatments to complement or add to our existing cancer product pipeline.

Our Oncology Therapeutic Programs

The chart below summarizes the current status of our Abstral commercial program and oncology drug development programs, with the dark shading indicating completed stages of development and the light shading indicating development activities we intend to prioritize in the near-term:

We are developing a pipeline of immunotherapy product candidates for the treatment of various cancers based on the E75 peptide (nelipepimut-S), the most advanced of which is NeuVax, which is targeted at preventing the recurrence of breast cancer. NeuVax has had positive Phase 1/2 clinical trial results for the prevention of breast cancer recurrence in patients who have had breast cancer and received the standard of care treatment (surgery, chemotherapy, radiotherapy and hormonal therapy as indicated). We initiated our Phase 3 PRESENT clinical trial of NeuVax for the prevention of breast cancer recurrence in early-stage low-to-intermediate HER2 breast cancer patients in 2012. For the results of a single trial to support registration for an indication, the results of the trial must be internally consistent, clinically meaningful, and statistically very persuasive. Specifically, FDA has indicated that, in general, the results from two Phase 3 studies would be required to support approval, and it would accept a single pivotal study in support of approval if the results of the trial was internally consistent, clinically meaningful and statistically very persuasive.

NeuVax is an immunotherapy that stimulates the immune system to actively seek out and selectively kill cancer cells. NeuVax directs “killer” T-cells to target and destroy cancer cells that express HER2/neu, a protein associated with epithelial tumors in breast, ovarian, pancreatic, colon, bladder and prostate cancers. NeuVax is comprised of a HER2/neu-derived peptide called nelipepimut-S. Nelipepimut-S is a nine-amino acid sequence that is immunogenic (produces an immune response) and GM-CSF is a commercially available protein that acts to stimulate and activate components of the immune system such as macrophages and dendritic cells.

NeuVax has been shown to be most effective in patients with low-to-intermediate HER2/neu expressing patients with HLA type A2+ or A3+. We believe that approximately 25,000-40,000 of the approximately 200,000 women diagnosed with breast cancer in the United States each year meet these criteria. We believe that NeuVax’s specificity provides for a highly targeted therapy to prevent breast cancer recurrence for a selected subset of breast cancer patients and we believe it will increase the chance of the patient remaining disease free following a successful treatment for these patients.

We are also developing novel applications for NeuVax based on preclinical studies and Phase 2 clinical trials which suggest that combining NeuVax and trastuzumab (Herceptin ®; Genentech/Roche) can increase antigen presentation by tumor cells by promoting receptor internalization and subsequent proteosomal degradation of the HER2 protein. Based on these results, we have commenced a randomized, multicenter Phase 2 trial in 300 patients that will compare NeuVax with trastuzumab versus trastuzumab alone.

We also are pursuing additional therapeutic indications for NeuVax that are currently in Phase 1/2 clinical trials. Under our investigational new drug application, or “IND,” open protocols for the treatment of prostate cancer, ovarian cancer and bladder cancer exist for patient populations with the same general criteria for eligibility as in breast cancer (i.e., early-stage disease and adjuvant treatment setting after surgery with immunologic competence). An early stage clinical study in high-risk prostate cancer confirmed the ability of the patients to mount a nelipepimut-S specific immune response. We may explore whether NeuVax provides clinical benefits in other areas, such as a prophylactic vaccine against breast cancer occurrence in healthy women with a high likelihood for developing breast cancer based on genetic assays or biomarkers and a strong positive familial history of breast cancer, and in HER2 overexpressing gastric cancer. Herceptin ® is approved for this indication, and there is a significant clinical rationale for NeuVax’s potential efficacy in this indication. We also may investigate the use of NeuVax in combination with other therapies with a view to leveraging NeuVax’s attractive safety profile and targeted mechanism of action. Clinical trials conducted on NeuVax have provided proof-of-principle data in early-stage node-negative breast cancer, although such data is preliminary and not statistically significant, since the trials were not designed to provide statistically significant efficacy data. Both the early-stage node-negative breast cancer indication and the high-risk patient indication are longer-term areas of interest that we currently expect to explore only with support from corporate partners.

We are also developing novel applications for our FBP product candidate. FBP is highly over-expressed in breast, ovarian and endometrial cancers and is a well-validated therapeutic target. FBP is the source of immunogenic peptides like E39 that can stimulate CTLs to recognize and destroy preclinical FBP-expressing cancer cells. The FBP vaccine consists of the FBP peptide combined with the immune adjuvant, CM-CSF. Galena’s FBP vaccine, E39, is currently in a Phase 1/2 trial in two gynecological cancers: ovarian and endometrial adenocarcinomas.

Financial Condition

We had cash, cash equivalents and marketable securities of approximately $30.2 million as of May 13, 2013. We believe that our existing working capital should be sufficient to fund our operations through at least the second quarter of 2014. This projection is based on our current planned operations and is subject to changes in our plans and uncertainties inherent in our business, and we may need to seek to replenish our existing cash and cash equivalents sooner than we expect.

We have not generated revenue to date, and will not generate product revenue in the foreseeable future, except to the extent we are successful in commercializing Abstral in the U.S. We expect to incur increased operating losses as we undertake to commercialize Abstral and continue to advance our product candidates through the drug development and regulatory process. In addition to increasing research and development expenses, we expect general and administrative costs to increase as we add personnel and other administrative expenses associated with our Abstral commercialization efforts. We will need to generate significant revenues to achieve profitability, and might never do so.

In the future, we will be dependent upon revenues from our commercialization of Abstral or our product candidates, funding from third parties such as proceeds from debt or equity financings, funded research and development payments and payments under partnership and collaborative agreements, in order to maintain our operations and meet our obligations to our lenders and licensors. There is no guarantee that we will generate significant revenues from the commercialization of Abstral or any of our product candidates, or that additional debt equity or other funding will be available to us on acceptable terms, or at all. If we fail to generate adequate revenues or obtain additional funding when needed, we would be forced to scale back or terminate our operations, or to seek to merge with or to be acquired by another company.

Corporate Information

Our principal executive offices are located at 310 N. State Street, Suite 208, Lake Oswego, Oregon 97034, and our phone number is (855) 855-4253. Our website address is www.galenabiopharma.com. We do not incorporate into this prospectus supplement the information on our website, and you should not consider it part of this prospectus supplement.

We were incorporated as Argonaut Pharmaceuticals, Inc. in Delaware on April 3, 2006 and changed our name to RXi Pharmaceuticals Corporation on November 28, 2006. On September  26, 2011, we changed our name to Galena Biopharma, Inc.

FORWARD-LOOKING STATEMENTS

When used in this prospectus, the words “expects,” “believes,” “anticipates,” “estimates,” “may,” “could,” “intends,” and similar expressions are intended to identify forward-looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. We will discuss many of these risks and uncertainties in greater detail in any prospectus supplement under the heading “Risk Factors.” Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this prospectus.

These forward-looking statements speak only as of the date of this prospectus. We disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in our Annual Report on
Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

USE OF PROCEEDS

Unless we state otherwise in the accompanying prospectus supplement, we intend to use the net proceeds from the sale of securities offered by this prospectus for working capital and general corporate purposes, including the commercialization of Abstral and our Phase 3 PRESENT study and other clinical trials of our product candidates. General corporate purposes also may include repayment of our existing indebtedness, financing of capital expenditures and future acquisitions and strategic investments.

We had outstanding as of May 22, 2013 $10,000,000 principal amount of indebtedness under our loan and security agreement with Oxford Finance LLC, as collateral agent, the proceeds of which were used to replenish our working capital following our acquisition on March 18, 2013 of U.S. rights in Abstral. In conjunction with the acquisition, we paid the seller $10,000,000 from our cash on hand. Subject to our achievement of specified operational and financial conditions, we may borrow on or before May 31, 2014 an additional $5,000,000 under the loan and security agreement. Payments on the outstanding indebtedness under the loan and security agreement consist of 12 monthly payments of interest-only at the fixed coupon rate of 8.45%, followed by 30 months of amortization of principal and interest until maturity in November 2016.

We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. Pending application of the net proceeds as described above, we expect to invest the net proceeds in short-term, interest-bearing, investment-grade securities pursuant to our investment policy.

FINANCIAL RATIOS

The following table sets forth our ratio of earnings, if any, to fixed charges for each of the periods presented.:

	Year Ended December 31					Three Months Ended March 31, 2013
	2008	2009	2010	2011	2012
Ratio of earnings to fixed charges (1)(2)	—	—	—	—	—	—
Deficiency of earnings available to cover fixed charges	N/A	N/A	N/A	N/A	N/A	N/A

(1)	Fixed charges. The term “fixed charges” means the sum of the following: (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense, and (d) preference security dividend requirements of consolidated subsidiaries.

Earnings. The term “earnings” is the amount resulting from adding and subtracting the following items. Add the following: (a) pre-tax income from continuing operations before adjustment for income or loss from equity investees; (b) fixed charges; (c) amortization of capitalized interest; (d) distributed income of equity investees; and (e) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges. From the total of the added items, subtract the following: (a) interest capitalized; (b) preference security dividend requirements of consolidated subsidiaries; and (c) the noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges. Equity investees are investments that we account for using the equity method of accounting. The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges as defined below, respectively.

(2)	Our net losses were insufficient to cover fixed charges in the periods indicated. For this reason, the ratio information is not applicable.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 130,000,000 shares, all which includes:

•	125,000,000 shares of common stock, par value $0.0001 per share, and

•	5,000,000 shares of preferred stock, par value $0.0001 per share.

As of May 13, 2013, there were 83,468,986 shares of common stock outstanding held by approximately 650 stockholders of record, and no shares of preferred stock outstanding.

On April 26, 2013, our board of directors approved and adopted an amendment to an amended and restated certificate of incorporation to increase our authorized common stock by 75,000,000 shares. We will present the amendment for approval by our stockholders at our Annual Meeting of Stockholders scheduled for June 28, 2013. If the amendment is approved, our authorized common stock will be increased to 200,000,000 shares.

Common Stock

Each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Common stockholders are not be entitled to cumulative voting in the election of directors by our certificate of incorporation. This means that the holders of a majority of the shares voted will be able to elect all of the directors then standing for election. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our board of directors may determine from time to time.

Upon our liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share ratably in all assets remaining after payment of all liabilities and the liquidation preferences of any series of capital stock ranking senior to the common stock upon liquidation. Holders of common stock have no preemptive or conversion rights or other subscription rights. There will be no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued under this prospectus, when they are paid for, will be fully paid and nonassessable.

Preferred Stock

Our board of directors is authorized, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time any of the authorized shares of preferred stock in one or more series without stockholder approval. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

The authority possessed by our board to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of our company through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. Our board may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock. There are no current agreements or understandings with respect to the issuance of preferred stock.

Anti-Takeover Effects of Delaware Law and Our Restated Certificate of Incorporation and Bylaws

Certain provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging such proposals, including proposals that are priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could result in an improvement of their terms.

Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation and amended and restated bylaws include provisions that:

•	authorize our board of directors to issue, without further action by the stockholders, up to 5,000,000 shares of undesignated preferred stock;

•	require that any action to be taken by our stockholders be effected at a duly called annual or special meeting and not by written consent;

•	specify that special meetings of our stockholders can be called only by our board of directors, the chairman of the board or the chief executive officer;

•	provide that our board of directors will be classified, with directors serving staggered three-year terms;

•

provide that directors may be removed only for cause and may only be removed for cause only by the holders of 75% of our outstanding capital stock entitled to vote generally in the election of directors; and

•	provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum; and

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provide for a 75% vote of stockholders to amend our amended and restated bylaws, unless the amendment has been approved by a majority of our directors who are not affiliated or associated with any person or entity holding 10% or more of the voting power of our outstanding capital stock; and

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establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

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prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the “interested stockholder.” Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage business combinations or other attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

The provisions of Delaware law, our restated certificate of incorporation and our amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing

Our common stock is listed on The NASDAQ Capital Market under the symbol “GALE.”

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the indenture under which the debt securities are to be issued. We have filed a form of indenture governing different types of debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture.

We may issue, from time to time, debt securities, in one or more series. The debt securities we offer will be issued under an indenture between us and the trustee named in the indenture. These debt securities that we may issue include senior debt securities, subordinated debt securities, convertible debt securities and exchangeable debt securities. The following is a summary of the material provisions of the indenture filed as an exhibit to the registration statement of which this prospectus is a part. For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below.

General Terms of the Indenture

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and they may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us. For each series of debt securities, any restrictive covenants for those debt securities will be described in the applicable prospectus supplement for those debt securities.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with “original issue discount,” or “OID,” because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

You should refer to the prospectus supplement relating to a particular series of debt securities for a description of the following terms of the debt securities offered by that prospectus supplement and by this prospectus:

•	the title and authorized denominations of those debt securities;

•	any limit on the aggregate principal amount of that series of debt securities;

•	the date or dates on which principal and premium, if any, of the debt securities of that series is payable;

•	interest rates, and the dates from which interest, if any, on the debt securities of that series will accrue, and the dates when interest is payable and the maturity;

•	the right, if any, to extend the interest payment periods and the duration of the extensions;

•

if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

•

the place or places where and the manner in which principal of, premium, if any, and interest, if any, on the debt securities of that series will be payable and the place or places where those debt securities may be presented for transfer and, if applicable, conversion or exchange;

•

the period or periods within which, the price or prices at which, the currency or currencies in which, and other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option or the option of a holder of those securities, if we or a holder is to have that option;

•

our obligation or right, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those securities, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

•	the terms, if any, on which the debt securities of that series will be subordinate in right and priority of payment to our other debt;

•	the denominations in which those debt securities will be issuable;

•	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

•	whether those debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

•	whether any securities of that series are to be issued in whole or in part in the form of one or more global securities and the depositary for those global securities;

•	if other than United States dollars, the currency or currencies in which payment of principal of or any premium or interest on those debt securities will be payable;

•

if the principal of or any premium or interest on the debt securities of that series is to be payable, or is to be payable at our election or the election of a holder of those securities, in securities or other property, the type and amount of those securities or other property, or the manner of determining that amount, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

•	the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

•	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

•	whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

•	the nature and terms of any security for any secured debt securities;

•	the terms applicable to any debt securities issued at a discount from their stated principal amount; and

•	any other specific terms of any debt securities.

The applicable prospectus supplement will present material United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our equity securities or other securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or the ability of any holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person, unless the successor corporation or person to which our assets are transferred or leased is organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event that, after notice or lapse of time or both, would become an event of default under the indenture, has occurred and is continuing. When the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we will be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

This covenant would not apply to any recapitalization transaction, a change of control affecting us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

The indenture provides that the following will be “events of default” with respect to any series of debt securities:

•	failure to pay interest for 30 days after the date payment is due and payable;

•

failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise and, in the case of technical or administrative difficulties, only if such default persists for a period of more than three business days;

•	failure to make sinking fund payments when due and continuance of such default for a period of 30 days;

•	failure to perform other covenants for 60 days after notice that performance was required;

•	events in bankruptcy, insolvency or reorganization relating to us; or

•	any other event of default provided in the applicable officer’s certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. For each series of debt securities, any modifications to the above events of default will be described in the applicable prospectus supplement for those debt securities.

The indenture provides that if an event of default specified in the first, second, third, fourth or sixth bullets above occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately. If an event of default specified in the fifth bullet above occurs and is continuing, then the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) will be due and payable immediately, without any declaration or other act on the part of the trustee or any holder. In certain cases, holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of holders of all those debt securities, rescind and annul a declaration of acceleration.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

•	the holder has previously given to the trustee written notice of default and continuance of such default;

•	the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

•	the requesting holders have offered the trustee indemnity for the reasonable expenses and liabilities that may be incurred by bringing the action;

•	the trustee has not instituted the action within 60 days of the request and offer of indemnity; and

•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under the indenture as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and any premium and interest on, the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

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we irrevocably deposit with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal (including any mandatory sinking fund payments) of, and any premium and interest on, all outstanding debt securities of the series; and

•

we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, and any premium and interest payments on, the series of debt securities.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on that date.

Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:, among other things

•	evidence the assumption by a successor entity of our obligations;

•	add to our covenants for the benefit of the holders of debt securities, or to surrender any rights or power conferred upon us;

•	add any additional events of default;

•	cure any ambiguity or correct any inconsistency or defect in the indenture;

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add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

•	secure any debt securities;

•	establish the forms or terms of debt securities of any series;

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evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee;

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modify, eliminate or add to the provisions of the indenture as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939 or under any similar federal statute later enacted, and to add to the indenture such other provisions as may be expressly required by the Trust Indenture Act; and

•

make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities affected by such supplemental indenture then outstanding, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•	extend the final maturity of any debt security;

•	reduce the principal amount or premium, if any;

•	reduce the rate or extend the time of payment of interest;

•	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration;

•	change the currency in which the principal, and any premium or interest, is payable;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due;

•	if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

•

reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture or for waivers of compliance with or defaults under the indenture with respect to debt securities of that series.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of that series waive any default and its consequences under the indenture except:

•	a default in the payment of, any premium and any interest on, or principal of, any such debt security held by a nonconsenting holder; or

•	a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Registered Global Securities and Book Entry System

The debt securities of a series may be issued in whole or in part in book-entry form and will be represented by one or more fully registered global securities. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. This means that we will not issue certificates to each holder.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•	by the depositary for the registered global security to its nominee;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; or

•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

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ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as “participants,” or persons that may hold interests through participants;

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upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•	any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

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ownership of beneficial interest in the registered global security will be shown on, and the transfer of the ownership interest will be effected only through, records maintained by the depositary for the registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•	will not be considered the owners or holders of the debt securities under the relevant indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security.

Neither we nor the trustee, or any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” We will deposit these securities with a depositary identified in the prospectus supplement relating to the series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, and any premium and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee in New York, New York.

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that no past, present or future director, officer, stockholder or employee of ours, any of our affiliates, or any successor corporation, in their capacity as such, shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, common stock, depositary shares, or any combination thereof. We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement relating to any particular issue of warrants will describe the terms of the warrants, including, as applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, terms and number of shares of debt securities, preferred stock or common stock purchasable upon exercise of the warrants;

•	the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the price at which each share of debt securities, preferred stock or common stock purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase common stock or preferred stock. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.

We will describe in the applicable prospectus supplement the terms and conditions of the issue of rights being offered, the rights agreement relating to the rights and the rights certificates representing the rights, including, as applicable:

•	the title of the rights;

•	the date of determining the stockholders entitled to the rights distribution;

•	the title, aggregate number of shares of common stock or preferred stock purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or preferred stock at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or preferred stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering and sale by them or to investors directly or through agents. The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us or to any selling stockholder from the sale;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through a rights offering, forward contracts or similar arrangements. In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us or selling stockholders in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Some of the underwriters, dealers or agents who participate in the securities distribution may engage in other transactions with, and perform other services for, us in the ordinary course of business.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

The securities may or may not be listed on a national securities exchange. In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time.

LEGAL MATTERS

TroyGould PC, Los Angeles, California, and Hunter Taubman Weiss LLP, New York, New York, have rendered opinions with respect to the securities offered by this prospectus. Sanford J. Hillsberg, the Chairman of our company, is an attorney with TroyGould PC. TroyGould PC owned a total of 123,491 shares of our common stock as of May 22, 2013.

EXPERTS

The consolidated financial statements of Galena Biopharma, Inc. as of December 31, 2012 and 2011 and for the years then ended and for the cumulative period from inception (January 1, 2003) through December 31, 2012, incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the year ended December 31, 2012, have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other document we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that site on the world wide web is http://www.sec.gov. The information on the SEC’s web site is not part of this prospectus, and any references to this web site or any other web site are inactive textual references only.

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2012;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013;

•

our Current Reports on Form 8-K filed March 21, 2013, May 3, 2013, May 9, 2013 and May 16, 2013, respectively (not including any information furnished under Item 2.02 or 7.01 of Form 8-K, including any related exhibits, which information is not incorporated herein by reference); and

•

the description of our common stock and related rights contained in our registration statement on Form 8-A (File No. 001-33958), including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus and the termination of any offering of securities offered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

You may request a copy of any of the documents incorporated by reference in this prospectus, at no cost, by writing or telephoning us at the following address: Galena Biopharma, Inc., 310 N. State Street, Suite 208, Lake Oswego, Oregon 97034, Attention: Investor Relations, Phone: (855) 855-4523. We will not send exhibits to any documents, unless the exhibits are specifically incorporated by reference in the document.

PROSPECTUS

$150,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

The date of this prospectus is May     , 2013.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion, Dated May 24, 2013

PROSPECTUS

$20,000,000

Common Stock

We have entered into sales agreements with MLV & Co. LLC, or MLV, and Maxim Group LLC, or Maxim, relating to shares of our common stock offered by this prospectus. In accordance with the terms of the sales agreements, we may offer and sell from time to time through MLV and Maxim, acting as agents, shares of our common stock, $0.0001 par value per share, having an aggregate offering price of up to $20 million.

Our common stock is listed on The NASDAQ Capital Market under the symbol “GALE.” The closing sale price of our common stock on The NASDAQ Capital Market on May 22, 2013 was $2.58.

Sales of our common stock, if any, under this prospectus may be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including sales made directly on or through The NASDAQ Capital Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, or any other method permitted by law. MLV and Maxim will act as sales agents using commercially reasonable efforts consistent with their respective normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

MLV and Maxim will be entitled to compensation at a fixed commission rate of 3.0% of the gross sales price per share sold. In connection with the sale of the common stock on our behalf, MLV and Maxim may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and the compensation of MLV and Maxim may be deemed to be underwriting commissions or discounts.

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should read the discussion of material risks under the heading “Risk Factors” beginning on page 8 of this prospectus and the risk factors described in the other documents incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

MLV & CO.	MAXIM GROUP LLC

The date of this prospectus is May     , 2013.

ABOUT THIS PROSPECTUS

This prospectus is part of the registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process to register sales of our common stock, among other of our securities, under the Securities Act of 1933, as amended, or the “Securities Act.” This prospectus, including the documents incorporated by reference, describes the specific terms of this offering.

If information in this prospectus is inconsistent with any document incorporated by reference that was filed with the SEC before the date of this prospectus, you should rely on this prospectus. This prospectus and the documents incorporated in this prospectus by reference include important information about us, the shares of common stock being offered and other information you should know before investing in our common stock. You should also read and consider information in the documents to which we have referred you in the section of this prospectus entitled “Where You Can Find More Information.”

You should rely only on this prospectus and the information incorporated by reference in this prospectus. We and the sales agents have not authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus and any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities, in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than as of the date of this prospectus or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus or any sale of our common stock. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise requires, references in this prospectus to “the company,” “we,” “us” and “our” refer to Galena Biopharma, Inc. and its subsidiary.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

When used in this prospectus, the words “expects,” “believes,” “anticipates,” “estimates,” “may,” “could,” “intends,” and similar expressions are intended to identify forward-looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements supplement. We discuss some of these risks and uncertainties relating to this offering in greater detail under the heading “Risk Factors” beginning on page 8 of this prospectus. Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference in this prospectus.

These forward-looking statements speak only as of the date of this prospectus. We disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

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SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus or incorporated by reference in this prospectus and does not contain all of the information that may be important to you or that you should consider before investing in our common stock. This includes or incorporates by reference information about the securities we are offering, as well as information regarding our business and detailed financial data. Before making an investment decision, you should read this prospectus and the information incorporated by reference herein in their entirety, including “Risk Factors” beginning on page 8 of this prospectus.

About Galena

Galena Biopharma, Inc. (“we,” “us,” “our,” “Galena” or the “company”) is a biopharmaceutical company focused on developing innovative, targeted oncology treatments that address major unmet medical needs to advance cancer care. We also recently acquired rights in our first commercial product, Abstral® (fentanyl) sublingual tablets for sale and distribution in the U.S.

Developing Novel Immunotherapies to Prevent Cancer Recurrence

While improved diagnostics and targeted therapies have decreased breast cancer mortality in the United States, metastatic breast cancer remains incurable. Up to 25% of resectable node-positive breast cancer patients—despite having no radiographic evidence of disease following surgery and adjuvant chemo/radiation therapy—will still relapse within three years following diagnosis. These cancer patients presumably still had isolated, undetected tumor cells also known as circulating tumor cells (“CTCs”) which, over time, led to a recurrence of cancer, either in the breast area (local recurrence) or at a remote location (metastatic disease).

We are developing peptide vaccine (off-the-shelf) cancer immunotherapies, which address major patient populations of cancer survivors to prevent recurrence. These therapies work by harnessing the patient’s own immune system to seek out and attack any residual cancer cells. Using peptide immunogens has many clinical advantages, including an excellent safety profile, as these drugs lack the toxicities typical of most cancer therapies. They also feature long-lasting protection through immune system activation and convenient delivery.

More than 230,000 women in the United States are diagnosed with breast cancer every year. Approximately 75% of breast cancer patients have tissue test positive for some increased amount of HER2 (IHC 1+, 2+ or 3+). Only approximately 20% to 30% of all breast cancer patients—those with HER2 IHC 3+ disease—are eligible for treatment with trastuzumab (Herceptin®; Genentech/Roche). This leaves the majority of women ineligible for trastuzumab therapy and without an effective treatment option to prevent cancer recurrence.

Our lead product candidate, NeuVax™ (nelipepimut-S), was derived from the immunodominant extracellular region of the HER2 receptor, and is combined with the immune adjuvant granulocyte macrophage colony-stimulating factor (“GM-CSF”) to further bolster the immune response in breast cancer patients. Treatment with NeuVax and GM-CSF stimulates cytotoxic (“CD8+”) T cells in a highly specific manner to target and kill these undetected cancer cells expressing HER2 before they grow into metastatic tumors. NeuVax is given as an intradermal injection once a month for six months, followed by a booster injection once every six months. Importantly, NeuVax targets the 50% to 60% of patients with tumors that express HER2 in low-to-intermediate (IHC 1+ and 2+) amounts who achieve remission with current standard of care, but have no available HER2-targeted adjuvant treatment options to maintain their disease-free survival (“DFS”).

Multiple clinical trials have shown NeuVax to be safe and effective at stimulating CD8+ T cells in a highly specific manner to target HER2 expressing cells. After establishing statistical significance in the prevention of recurrence in 24- and 36-month analyses, the 60-month median follow-up from the Phase 1/2 trial demonstrated a 5.6% recurrence rate with NeuVax versus 25.9% recurrence rate in the control arm, a reduction of 78.4%. NeuVax is the first breast cancer vaccine in a Phase 3 clinical trial and represents a promising approach to deliver an off-the-shelf cancer immunotherapy treatment based on a well-characterized, tumor-associated antigen to prevent recurrence and maintain DFS.

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Based on Phase 2 results, the U.S. Food and Drug Administration (“FDA”) granted NeuVax a Special Protocol Assessment, or “SPA,” for a Phase 3 study which began in 2012. The 700 patient trial, if positive, will lead the company to seek FDA commercial registration. The study has a primary endpoint of DFS at three years, the timeframe within which 10% to 25% of breast cancer patients typically relapse. The study will be significant if NeuVax treatment provides a 30% benefit in DFS versus control. An interim analysis will be performed after 70 events.

NeuVax has also demonstrated promising results in combination with trastuzumab in early-stage HER2 1+, 2+ patients. Preclinical studies suggested that trastuzumab can increase antigen presentation by tumor cells by promoting receptor internalization and subsequent proteosomal degradation of the HER2 protein, resulting in efficient recognition and lysing of HER2-expressing cells. A Phase 2a study showed improved efficacy of the combination therapy at 24 months, with no added cardiotoxicity. Based on the results of the study, in March 2013 we began a 300-patient Phase 2 study comparing NeuVax in combination with trastuzumab to trastuzumab, alone, in early-stage HER2 1+ and 2+ patients who have completed their adjuvant chemotherapy and radiation therapy.

Our second product candidate, Folate Binding Protein, or “FBP,” is a peptide that is over-expressed (20-80 fold) in more than 90% of ovarian and endometrial cancers. FBP is highly immunogenic peptide that can stimulate cytotoxic T lymphocytes, or “CTLs,” to recognize and destroy preclinical FBP-expressing cancer cells. The FBP vaccine consists of the FBP peptide(s) combined with GM-CSF. Our FBP vaccine is currently in a Phase 1/2 trial in two gynecological cancers, ovarian and endometrial adenocarcinomas.

Building the Breadth, Depth and Pace of our Pipeline

On March 18, 2013, we acquired from Orexo AB, or “Orexo,” Abstral® (fentanyl) sublingual tablets for sale and distribution in the U.S. Abstral has been approved by the FDA and is sold as a transmucosal immediate-release fentanyl (“TIRF”) product in Europe by ProStraken/Kyowa Kirin.

Abstral is an important new treatment option for inadequately controlled breakthrough cancer pain (“BTcP”) in opioid-tolerant cancer patients. The innovative Abstral formulation delivers the analgesic power of fentanyl in a sublingual tablet, which dissolves within seconds. Abstral provides rapid relief of BTcP, predictable dosing, and is convenient and easy to use. We intend to launch our commercial sale and distribution of Abstral in 2013.

In exchange for the U.S. rights to Abstral, (1) we have paid Orexo $10 million from our cash on hand, and (2) have agreed to pay to Orexo: (a) $5 million in cash upon the earlier of the approval by the FDA of a specified U.S. manufacturer of Abstral and the first anniversary of the closing; (b) three one-time future cash milestone payments based on our net sales of Abstral; and (c) a low double-digit royalty on future net sales. No further milestone or royalty payments will be due after the date on which all claims of the last remaining licensed patents expire (currently 2019) or become invalidated by a governmental agency.

Under our agreement with Orexo, we assumed responsibility for the U.S. commercialization of Abstral and for all regulatory and reporting matters in the U.S. We also agreed to establish and maintain from January 1, 2014 through December 31, 2015, which we refer to as the “marketing period,” a specified minimum field sales force to market, sell and distribute Abstral and to use commercially reasonable efforts to reach the specified future net sales milestones. Orexo is entitled to reacquire the U.S. rights to Abstral no consideration to us if we breach our obligations to establish and maintain the requisite sales force throughout the marketing period.

In the future, we may pursue selective acquisitions of other cancer treatments to complement or add to our existing cancer product pipeline.

Our Oncology Therapeutic Programs

The chart below summarizes the current status of our Abstral commercial program and oncology drug development programs, with the dark shading indicating completed stages of development and the light shading indicating development activities we intend to prioritize in the near-term:

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We are developing a pipeline of immunotherapy product candidates for the treatment of various cancers based on the E75 peptide (nelipepimut-S), the most advanced of which is NeuVax, which is targeted at preventing the recurrence of breast cancer. NeuVax has had positive Phase 1/2 clinical trial results for the prevention of breast cancer recurrence in patients who have had breast cancer and received the standard of care treatment (surgery, chemotherapy, radiotherapy and hormonal therapy as indicated). We initiated our Phase 3 PRESENT clinical trial of NeuVax for the prevention of breast cancer recurrence in early-stage low-to-intermediate HER2 breast cancer patients in 2012. For the results of a single trial to support registration for an indication, the results of the trial must be internally consistent, clinically meaningful, and statistically very persuasive. Specifically, FDA has indicated that, in general, the results from two Phase 3 studies would be required to support approval, and it would accept a single pivotal study in support of approval if the results of the trial was internally consistent, clinically meaningful and statistically very persuasive.

NeuVax is an immunotherapy that stimulates the immune system to actively seek out and selectively kill cancer cells. NeuVax directs “killer” T-cells to target and destroy cancer cells that express HER2/neu, a protein associated with epithelial tumors in breast, ovarian, pancreatic, colon, bladder and prostate cancers. NeuVax is comprised of a HER2/neu-derived peptide called nelipepimut-S. Nelipepimut-S is a nine-amino acid sequence that is immunogenic (produces an immune response) and GM-CSF is a commercially available protein that acts to stimulate and activate components of the immune system such as macrophages and dendritic cells.

NeuVax has been shown to be most effective in patients with low-to-intermediate HER2/neu expressing patients with HLA type A2+ or A3+. We believe that approximately 25,000-40,000 of the approximately 200,000 women diagnosed with breast cancer in the United States each year meet these criteria. We believe that NeuVax’s specificity provides for a highly targeted therapy to prevent breast cancer recurrence for a selected subset of breast cancer patients and we believe it will increase the chance of the patient remaining disease free following a successful treatment for these patients.

We are also developing novel applications for NeuVax based on preclinical studies and Phase 2 clinical trials which suggest that combining NeuVax and trastuzumab (Herceptin ®; Genentech/Roche) can increase antigen presentation by tumor cells by promoting receptor internalization and subsequent proteosomal degradation of the HER2 protein. Based on these results, we have commenced a randomized, multicenter Phase 2 trial in 300 patients that will compare NeuVax with trastuzumab versus trastuzumab alone.

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We also are pursuing additional therapeutic indications for NeuVax that are currently in Phase 1/2 clinical trials. Under our investigational new drug application, or “IND,” open protocols for the treatment of prostate cancer, ovarian cancer and bladder cancer exist for patient populations with the same general criteria for eligibility as in breast cancer (i.e., early-stage disease and adjuvant treatment setting after surgery with immunologic competence). An early stage clinical study in high-risk prostate cancer confirmed the ability of the patients to mount a nelipepimut-S specific immune response. We may explore whether NeuVax provides clinical benefits in other areas, such as a prophylactic vaccine against breast cancer occurrence in healthy women with a high likelihood for developing breast cancer based on genetic assays or biomarkers and a strong positive familial history of breast cancer, and in HER2 overexpressing gastric cancer. Herceptin ® is approved for this indication, and there is a significant clinical rationale for NeuVax’s potential efficacy in this indication. We also may investigate the use of NeuVax in combination with other therapies with a view to leveraging NeuVax’s attractive safety profile and targeted mechanism of action. Clinical trials conducted on NeuVax have provided proof-of-principle data in early-stage node-negative breast cancer, although such data is preliminary and not statistically significant, since the trials were not designed to provide statistically significant efficacy data. Both the early-stage node-negative breast cancer indication and the high-risk patient indication are longer-term areas of interest that we currently expect to explore only with support from corporate partners.

We are also developing novel applications for our FBP product candidate. FBP is highly over-expressed in breast, ovarian and endometrial cancers and is a well-validated therapeutic target. FBP is the source of immunogenic peptides like E39 that can stimulate CTLs to recognize and destroy preclinical FBP-expressing cancer cells. The FBP vaccine consists of the FBP peptide combined with the immune adjuvant, CM-CSF. Galena’s FBP vaccine, E39, is currently in a Phase 1/2 trial in two gynecological cancers: ovarian and endometrial adenocarcinomas.

Financial Condition

We had cash, cash equivalents and marketable securities of approximately $30.2 million as of May 13, 2013. We believe that our existing working capital and the proceeds of this offering should be sufficient to fund our operations through at least the first quarter of 2015. This projection is based on our current planned operations and is subject to changes in our plans and uncertainties inherent in our business, and we may need to seek to replenish our existing cash and cash equivalents sooner than we expect.

We have not generated revenue to date, and will not generate product revenue in the foreseeable future, except to the extent we are successful in commercializing Abstral in the U.S. We expect to incur increased operating losses as we undertake to commercialize Abstral and continue to advance our product candidates through the drug development and regulatory process. In addition to increasing research and development expenses, we expect general and administrative costs to increase as we add personnel and other administrative expenses associated with our Abstral commercialization efforts. We will need to generate significant revenues to achieve profitability, and might never do so.

In the future, we will be dependent upon revenues from our commercialization of Abstral or our product candidates, funding from third parties such as proceeds from debt or equity financings, funded research and development payments and payments under partnership and collaborative agreements, in order to maintain our operations and meet our obligations to our lenders and licensors. There is no guarantee that we will generate significant revenues from the commercialization of Abstral or any of our product candidates, or that additional debt equity or other funding will be available to us on acceptable terms, or at all. If we fail to generate adequate revenues or obtain additional funding when needed, we would be forced to scale back or terminate our operations, or to seek to merge with or to be acquired by another company.

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Corporate Information

Our principal executive offices are located at 310 N. State Street, Suite 208, Lake Oswego, Oregon 97034, and our phone number is (855) 855-4253. Our website address is www.galenabiopharma.com. We do not incorporate into this prospectus supplement the information on our website, and you should not consider it part of this prospectus supplement.

We were incorporated as Argonaut Pharmaceuticals, Inc. in Delaware on April 3, 2006 and changed our name to RXi Pharmaceuticals Corporation on November 28, 2006. On September 26, 2011, we changed our name to Galena Biopharma, Inc.

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The Offering

Common stock offered by us pursuant to this prospectus supplement	Shares having an aggregate offering price of up to $20 million.

Manner of offering	“At-the-market” offering that may be made from time to time through one or both of our agents, MLV & Co. LLC and Maxim Group LLC. See “Plan of Distribution” on page 13.

Use of proceeds	We intend to use the net proceeds from this offering for working capital and general corporate purposes.

The NASDAQ Capital Market symbol	GALE.

Risk factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus, as well as the other information included in or incorporated by reference in this prospectus for a discussion of risks you should consider carefully before making an investment decision.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks relating to ownership of our common stock and to this offering described below, together with the information under “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and the other information incorporated by reference in this prospectus. Some of these factors relate principally to our business and the industry in which we operate. Other factors relate principally to your investment in our common stock. If any of these risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. In such case, you may lose all or part of your investment.

The risks and uncertainties described below and in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations.

Risks Relating to Ownership of Our Common Stock

The market price and trading volume of our common stock may be volatile.

The market price of our common stock has exhibited substantial volatility recently. Between January 1 and May 22, 2013, the sale price of our common stock as reported on The NASDAQ Capital Market ranged from a low of $1.55 to a high of $3.00. The market price of our common stock could continue to fluctuate significantly for many reasons, including the following factors:

•	reports of the results of our clinical trials regarding the safety or efficacy of our product candidates and surrogate markers;

•	announcements of regulatory developments or technological innovations by us or our competitors;

•	announcements of business or strategic transactions;

•	changes in our relationship with our licensors and other strategic partners;

•	our quarterly operating results;

•	developments in patent or other technology ownership rights;

•	public concern regarding the safety of our Abstral product or our product candidates;

•	additional funds may not be available on terms that are favorable to us and, in the case of equity financings, may result in dilution to our stock holders;

•	government regulation of drug pricing; and

•	general changes in the economy, the financial markets or the pharmaceutical or biotechnology industries.

In addition, factors beyond our control may also have an impact on the price of our stock. For example, to the extent that other large companies within our industry experience declines in their stock price, our stock price may decline as well. In addition, when the market price of a company’s common stock drops significantly, security holders often institute securities class action lawsuits against the company. A lawsuit against us could cause us to incur substantial costs and could divert the time and attention of our management and other resources.

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Our outstanding contingent value rights may result in substantial future payments by us, and any payments made in shares of our common stock would result in dilution to our stockholders.

In conjunction with our acquisition of Apthera, Inc., or “Apthera,” in April 2011 we issued to the former Apthera shareholders contingent value rights entitling them to future payments of a total of up to $32 million of contingent consideration based on the achievement of specified development and commercial milestones relating to NeuVax™ of which $1 million was paid in 2012. We may pay the remaining $31 million of future contingent consideration, including $1 million expected to become due in 2013, at our option, in either cash or in shares of our common stock valued for this purpose at the market price of our common stock when the contingent consideration becomes payable. We may determine to pay any contingent consideration that may become payable in the future in shares of our common stock rather than cash, depending upon our cash and cash requirements and the market price of our common stock at the time and other relevant factors. To the extent we pay any future contingent consideration in shares of our common stock, it would have a dilutive effect on our stockholders.

To the extent we choose to pay any contingent consideration in shares of our common stock, we will be obliged to file a registration statement with the SEC covering the resale of such shares by the contingent value rights holders. We cannot predict if future issuances or sales of our common stock issued to our contingent value rights holders, or the availability of our common stock for issuance or sale, will harm the market price of our common stock or our ability to raise capital.

Future sales of substantial amounts of our common stock, or the possibility that such sales could occur, could adversely affect the market price of our common stock.

Future sales in the public market of our common stock, including shares offered hereby or shares issued upon exercise of our outstanding stock options, or the perception by the market that these issuances or sales could occur, could lower the market price of our common stock or make it difficult for us to raise additional capital. As of May 13, 2013, we had 83,468,986 shares of common stock issued and outstanding, substantially all of which may be sold publicly, subject in some cases to volume and other limitations or prospectus-delivery requirements.

As of May 13, 2013, we had reserved for issuance 9,692,033 shares of our common stock issuable upon the exercise of outstanding stock options at a weighted-average exercise price of $2.27 per share. Subject to applicable vesting requirements, upon exercise of these options the underlying shares may be resold into the public market. In the case of outstanding options that have exercise prices that are below the market price of our common stock from time to time, our stockholders would experience dilution upon.

We cannot predict if future issuances or sales of our common stock to our contingent value rights holders or the availability of our common stock for issuance or sale will harm the market price of our common stock or our ability to raise capital.

Some of our outstanding warrants may result in dilution to our stockholders.

Our outstanding March 2011 and April 2011 warrants to purchase a total of 2,835,809 shares of common stock as of May 13, 2013 at a current exercise price of $0.65 per share contain so-called full-ratchet anti-dilution provisions. Our outstanding March 2010 and December 2012 warrants to purchase a total of 7,938,125 shares of common stock as of May 13, 2013 at current exercise prices of $2.20 per share and $1.90 per share, respectively, contain so-called weighted-average anti-dilution provisions. These anti-dilution provisions will be triggered upon any issuance by us of shares of our common stock or common stock equivalents at a price per share below the then-exercise price of the warrants, subject to some exceptions.

To the extent that these anti-dilution provisions are triggered in the future, we would be required to reduce the exercise price of all the warrants on either a full-ratchet or weighted-average basis, which would have a dilutive effect on our stockholders.

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We may issue preferred stock in the future, and the terms of the preferred stock may reduce the value of our common stock.

We are authorized to issue up to 5,000,000 shares of preferred stock in one or more series. Our board of directors may determine the terms of future preferred stock offerings without further action by our stockholders. If we issue preferred stock, it could affect your rights or reduce the market value of our outstanding common stock. In particular, specific rights granted to future holders of preferred stock may include voting rights, preferences as to dividends and liquidation, conversion and redemption rights, sinking fund provisions, and restrictions on our ability to merge with or sell our assets to a third party.

Anti-takeover provisions of our amended and restated certificate of incorporation and amended and restated bylaws and provisions of Delaware law could delay or prevent a change of control that you may favor.

Anti-takeover provisions of our amended and restated certificate of incorporation and amended and restated bylaws may discourage, delay or prevent a merger or other change of control that security holders may consider favorable, or may impede the ability of the holders of our common stock to change our management. These provisions of our amended and restated certificate of incorporation and amended and restated bylaws, among other things:

•	divide our board of directors into three classes, with members of each class to be elected for staggered three-year terms;

•	limit the right of security holders to remove directors;

•	prohibit stockholders from acting by written consent;

•	regulate how stockholders may present proposals or nominate directors for election at annual meetings of stockholders; and

•	authorize our board of directors to issue preferred stock in one or more series, without stockholder approval.

In addition, Section 203 of the Delaware General Corporation Law provides that, subject to limited exceptions, persons that acquire, or are affiliated with a person that acquires, more than 15% of the outstanding voting stock of a Delaware corporation such as our company shall not engage in any business combination with that corporation, including by merger, consolidation or acquisitions of additional shares for a three-year period following the date on which that person or its affiliate crosses the 15% stock ownership threshold. Section 203 could operate to delay or prevent a change of control of our company.

We have never declared or paid cash dividends on our capital stock and we do not anticipate paying cash dividends in the foreseeable future.

Our business requires significant funding. We currently plan to invest all available funds and future earnings in the development and growth of our business and do not anticipate paying any cash dividends on our common stock in the foreseeable future, and are prohibited by the terms of our outstanding indebtedness from paying dividends on any common stock, except with the prior consent of our lenders. As a result, capital appreciation, if any, of our common stock will be our stockholders’ sole source of potential gain for the foreseeable future.

The terms of our outstanding indebtedness may inhibit potential acquirors.

We are prohibited by the terms of our outstanding indebtedness from disposing of any of our business or property, except with the consent of our lenders. Our outstanding indebtedness may inhibit potential acquirors or other interested parties from seeking to acquire all or a part of our business or assets, and there is no assurance that our lenders would consent to any proposed future transaction that might be beneficial to our stockholders.

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Risks Related to this Offering

Management will have broad discretion as to the use of the net proceeds of this offering.

We currently anticipate using the net proceeds from the sale of our common stock hereunder working capital and general corporate purposes, including the commercialization of Abstral and our Phase 3 PRESENT trial and other trials. We have not reserved or allocated amounts for any specific purposes, however, and we cannot specify with certainty how we will use any net proceeds. Accordingly, our management will have considerable discretion in the application of the net proceeds and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not benefit our company or increase our market value. Until the net proceeds are used, they may be placed in investments that may not produce income or that may lose value.

Investors will experience immediate and substantial dilution because we have a net tangible deficit.

Investors in this offering will suffer immediate and substantial dilution because we have a net tangible deficit. See “Dilution,” below, in this prospectus for more information about the dilution you will incur in this offering.

USE OF PROCEEDS

Except as described in any free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds, if any, from the sale of our common stock in this offering for working capital and general corporate purposes, including the commercialization of Abstral and our Phase 3 PRESENT study and other clinical trials of our product candidates. General corporate purposes also may include repayment of our existing indebtedness, financing of capital expenditures and future acquisitions and strategic investments.

We had outstanding as of May 22, 2013 $10,000,000 principal amount of indebtedness under our loan and security agreement with Oxford Finance LLC, as collateral agent, the proceeds of which were used to replenish our working capital following our acquisition on March 18, 2013 of U.S. rights in Abstral. In conjunction with the acquisition, we paid the seller $10,000,000 from our cash on hand. Subject to our achievement of specified operational and financial conditions, we may borrow on or before May 31, 2014 an additional $5,000,000 under the loan and security agreement. Payments on the outstanding indebtedness under the loan and security agreement consist of 12 monthly payments of interest-only at the fixed coupon rate of 8.45%, followed by 30 months of amortization of principal and interest until maturity in November 2016.

We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. Pending application of the net proceeds as described above, we expect to invest the net proceeds in short-term, interest-bearing, investment-grade securities pursuant to our investment policy.

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DILUTION

Our net tangible deficit as of March 31, 2013 was approximately $10.5 million, or $0.13 per share of common stock. Net tangible deficit, or net tangible book value, per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding. After giving effect to the sale of our common stock in the aggregate amount of $20 million at an assumed offering price of $2.57 per share, the closing sale price of our common stock on The NASDAQ Capital Market on May 13, 2013, and after deducting estimated offering commissions and expenses payable by us, we would have had a net tangible book value as of March 31, 2013 of approximately $9.3 million, or $0.10 per share of common stock. This represents an immediate increase in the net tangible book value of $0.23 per share to our existing stockholders and an immediate dilution in net tangible book value of $2.47 per share to new investors. The following table illustrates this per share dilution:

Assumed offering price per share		$2.57
Net tangible deficit per share as of March 31, 2013	$(0.13)
Increase per share attributable to this offering	0.23

As adjusted net tangible book per share after this offering		$0.10

Net dilution per share to new investors		$2.47

The table above assumes for illustrative purposes that an aggregate of approximately 7,782,101 shares of our common stock are sold at a price of $2.57 per share, the last reported sale price of our common stock on The NASDAQ Capital Market on May 13, 2013, for aggregate gross proceeds of $20 million. The actual shares sold in this offering, if any, will be sold from time to time at various prices.

The number of shares of common stock shown above to be outstanding after this offering is based on 83,084,319 shares outstanding as of March 31, 2013 and excludes:

•	9,350,283 shares of our common stock subject to options outstanding as of March 31, 2013 having a weighted-average exercise price of $2.26 per share;

•	2,024,437 shares of our common stock reserved for issuance in connection with future awards under our 2007 Stock Incentive Plan;

•	779,542 shares of our common stock reserved for sale under our employee stock purchase plan; and

•	13,131,576 shares of our common stock subject to outstanding warrants as of March 31, 2013 having a weighted-average exercise price of $1.94 per share.

To the extent our outstanding options and warrants are exercised, you may experience further dilution. The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options or outstanding warrants to purchase shares of our common stock. The exercise of outstanding options and warrants having an exercise price less than the offering price of the shares in this offering will further increase dilution to investors in this offering.

PRICE RANGE OF OUR COMMON STOCK

Our common stock is listed on The NASDAQ Capital Market under the symbol “GALE.” The following table shows the high and low per share sale prices of our common stock for the periods indicated:

	High	Low
2011
First Quarter	$2.65	$1.10
Second Quarter	1.65	0.73
Third Quarter	1.48	0.61
Fourth Quarter	1.01	0.36
2012
First Quarter	$3.54	$0.43
Second Quarter	2.24	1.04
Third Quarter	2.30	1.45
Fourth Quarter	2.43	1.23
2013
First Quarter	$2.18	$1.55
Second Quarter (through May 22, 2013)	3.00	1.97

On May 22, 2013, the closing sale price of our common stock on The NASDAQ Capital Market was $2.58. On May 22, 2013, there were approximately 650 holders of record of our common stock. The number of holders of record does not include shares held in “street name” through brokers.

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DIVIDEND POLICY

Our business requires significant funding. We currently plan to invest all available funds and future earnings in the development and growth of our business and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We also are prohibited by the terms of our outstanding indebtedness from paying dividends on any common stock, except with the prior consent of our lenders.

PLAN OF DISTRIBUTION

We have entered into sales agreements with MLV & Co. LLC, or MLV, and Maxim Group LLC, or Maxim, under which we may issue and sell our common stock having aggregate sales proceeds of up to $20 million from time to time through MLV and Maxim acting as our agents. The sales agreements have been filed as exhibits to the registration statement of which this prospectus is a part. The sales, if any, of shares made under the sales agreement will be made on The NASDAQ Capital Market by means of ordinary brokers’ transactions at market prices, in block transactions or as otherwise agreed by MLV or Maxim and us. We may instruct MLV and Maxim not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or MLV or Maxim may suspend the offering of common stock upon notice and subject to other conditions. As agents, MLV and Maxim will not engage in any transactions that stabilize the price of our common stock.

We will pay each of MLV and Maxim commissions for its services in acting as agent in the sale of common stock. MLV and Maxim will be entitled to compensation at a fixed commission rate of 3.0% of the gross sales price per share sold. We have also agreed to reimburse each of MLV and Maxim for the reasonable fees of its counsel, payable after the filing of the registration statement of which this prospectus is a part, in an amount not to exceed $12,500 each. We estimate that the total expenses for the offering, excluding compensation payable to MLV and Maxim under the sales agreements, will be approximately $120,000.

Settlement for sales of common stock will occur on the third business day following the date on which any sales are made, or on some other date that is agreed upon by us and MLV or Maxim in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

MLV and Maxim each will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the common stock shares under the terms and subject to the conditions set forth in the sales agreements. In connection with the sale of the common stock on our behalf, MLV and Maxim may, and will with respect to sales effected in an “at the market offering,” be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation of MLV and Maxim may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to MLV and Maxim against certain civil liabilities, including liabilities under the Securities Act.

Under the terms of the sales agreements, we may also sell our common stock to either or both of MLV and Maxim , as principals for their own accounts, at a price negotiated at the time of sale. If we sell shares to MLV or Maxim in this manner, we will enter into a separate agreement setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus supplement or pricing supplement.

The offering pursuant to the sales agreements will terminate upon the earlier of (i) the sale of all common shares subject to the agreement, or (ii) termination of the sales agreements as permitted therein.

MLV and Maxim and their respective affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, MLV and Maxim will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

This prospectus in electronic format may be made available on websites maintained by MLV and Maxim, and MLV and Maxim may distribute this prospectus.

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LEGAL MATTERS

TroyGould PC, Los Angeles, California, has rendered an opinion with respect to the validity of the shares of common stock offered by this prospectus. Sanford J. Hillsberg, the Chairman of our board of directors, is an attorney with TroyGould PC. TroyGould PC owned 123,491 shares of our common stock as of May 22, 2013. MLV and Maxim are being represented in connection with this offering by LeClairRyan, A Professional Corporation, New York, New York.

EXPERTS

The financial statements of Galena Biopharma, Inc. as of December 31, 2012 and 2011 and for the years then ended and for the cumulative period from inception (January 1, 2003) through December 31, 2012, incorporated in this prospectus supplement by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other document we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that site on the world wide web is http://www.sec.gov. The information on the SEC’s web site is not part of this prospectus, and any references to this web site or any other web site are inactive textual references only.

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2012;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013;

•

our Current Reports on Form 8-K filed March 21, 2013, May 3, 2013, May 9, 2013 and May 16, 2013, respectively (not including any information furnished under Item 2.02 or 7.01 of Form 8-K, including any related exhibits, which information is not incorporated herein by reference); and

•

the description of our common stock and related rights contained in our registration statement on Form 8-A (File No. 001-33958), including any amendment or report filed for the purpose of updating such description.

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We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus and the termination of any offering of securities offered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

You may request a copy of any of the documents incorporated by reference in this prospectus, at no cost, by writing or telephoning us at the following address: Galena Biopharma, Inc., 310 N. State Street, Suite 208, Lake Oswego, Oregon 97034, Attention: Investor Relations, Phone: (855) 855-4523. We will not send exhibits to any documents, unless the exhibits are specifically incorporated by reference in the document.

15

$20,000,000

Common Stock

Prospectus

May     , 2013

PART II

Information Not Required In Prospectus

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commission.

SEC Registration Fee	$20,460
The NASDAQ Stock Market Listing Fees*	*
Transfer Agent and Registrar and Trustee Fees*	5,000
Printing Expenses*	10,000
Legal Fees and Expenses*	65,000
Accounting Fees and Expenses*	12,500
Miscellaneous	7,040

Total	$120,000

*	Estimated expenses not presently known.

Item 15. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article VI of the Registrant’s Amended and Restated Certificate of Incorporation provide for indemnification of the Registrant’s directors, officers, employees and other agents to the extent and under the circumstances permitted by the DGCL. The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent permitted by Section 145 of the DGCL.

Item 16. Exhibits.

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.

1.2	At Market Issuance Sales Agreement dated May 24, 2013 between Registrant and MLV & Co. LLC.

1.3	At Market Issuance Sales Agreement dated May 24, 2013 between Registrant and Maxim Group LLC.

4.1	Form of Indenture relating to debt securities.

4.2*	Form of supplemental indenture or other instrument establishing the issuance of one or more series of debt securities (including the form of such debt security).

4.3*	Form of Warrant Agreement and Warrant Certificate.

4.5*	Form of Specimen Preferred Stock Certificate.

4.6*	Form of Rights Agreement and Rights Certificate

4.7	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 filed with the Registrant’s Annual Report on Form 10-K filed on March 12, 2013).

5.1	Opinion of TroyGould PC.

5.2	Opinion of Hunter Taubman Weiss LLP.

5.3	Opinion of TroyGould PC.

23.1	Consent of TroyGould PC (included in Exhibit 5.1).

23.2	Consent of Hunter Taubman Weiss LLP (included in Exhibit 5.2)

23.3	Consent of TroyGould PC (included in Exhibit 5.3).

23.4	Consent of BDO USA, LLP.

Exhibit No.	Description
24.1	Power of Attorney (included on the signature page hereof).

25.1+	Form T-1 Statement of Eligibility of the trustee for the debt securities.

*	To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, if applicable, and incorporated herein by reference.
+	To be filed by amendment or pursuant to Trust Indenture Act Section 305(b)(2), if applicable.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(7) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, bylaw or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Oswego, State of Oregon, on May 24, 2013.

GALENA BIOPHARMA, INC.

By:	/s/ Mark J. Ahn
Mark J. Ahn, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Mark J. Ahn, Ph.D. as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-3, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same and all prospectus supplements, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Mark J. Ahn	President and Chief Executive Officer and Director	May 24, 2013
Mark J. Ahn, Ph.D.

/s/ Ryan Dunlap	Director of Finance (Principal Financial and Accounting Officer)	May 24, 2013
Ryan Dunlap

/s/ Sanford J. Hillsberg	Chairman of the Board	May 24, 2013
Sanford J. Hillsberg

/s/ William L. Ashton	Director	May 24, 2013
William L. Ashton

/s/ Richard Chin	Director	May 24, 2013
Richard Chin, M.D.

/s/ Stephen S. Galliker	Director	May 24, 2013
Stephen S. Galliker

/s/ Steven S. Kriegsman	Director	May 24, 2013
Steven S. Kriegsman

/s/ Rudolph Nisi	Director	May 24, 2013
Rudolph Nisi, M.D.

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.

1.2	At Market Issuance Sales agreements dated May 24, 2013 between Registrant and MLV & Co. LLC.

1.3	At Market Issuance Sales Agreement dated May 24, 2013 between Registrant and Maxim Group LLC.

4.1	Form of Indenture relating to debt securities.

4.2*	Form of supplemental indenture or other instrument establishing the issuance of one or more series of debt securities (including the form of such debt security).

4.3*	Form of Warrant Agreement and Warrant Certificate.

4.5*	Form of Specimen Preferred Stock Certificate.

4.6*	Form of Rights Agreement and Rights Certificate

4.7	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 filed with the Registrant’s Annual Report on Form 10-K filed on March 12, 2013).

5.1	Opinion of TroyGould PC.

5.2	Opinion of Hunter Taubman Weiss LLP.

5.3	Opinion of TroyGould PC.

23.1	Consent of TroyGould PC (included in Exhibit 5.1).

23.2	Consent of Hunter Taubman Weiss LLP (included in Exhibit 5.2).

23.3	Consent of TroyGould PC (included in Exhibit 5.3).

23.4	Consent of BDO USA, LLP.

24.1	Power of Attorney (included on the signature page hereof).

25.1+	Form T-1 Statement of Eligibility of the trustee for the debt securities.

*	To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, if applicable, and incorporated herein by reference.
+	To be filed by amendment or pursuant to Trust Indenture Act Section 305(b)(2), if applicable.